EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE COMPANY AT THE FOLLOWING ADDRESS: 1180 CELEBRATION, FL., SUITE 103, ATTENTION: R. LADUANE CLIFTON, FAX NUMBER: 321-250-3698.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: December 18, 2019	Principal: U.S. $[______]

FOR VALUE RECEIVED, KEMPHARM, INC., a Delaware corporation (the “Company”), hereby promises to pay to [______] or its registered assigns (the “Holder”), the principal amount of [______] ($[______]) pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of June 2, 2014, by and among the Company and the Lenders party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

Except as set forth herein, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the due date for such payments set forth in Section 2.3(b) of the Facility Agreement. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1. Definitions.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

(ii) “Applicable Value” means (i) at any time that the Company is subject to the reporting requirements under the Exchange Act, (A) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice (as defined in Section 3(b)) multiplied by (y) the per share closing price of the Common Stock on such date plus (B) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) plus (C) the aggregate liquidation preference of each class of the Company’s preferred stock less (D) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; and (ii) at any time that the Company is not subject to the reporting requirements under the Exchange Act, the book value of the Company’s assets as shown on the most recent financial statements of the Company.

(iii) “Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time to time.

(iv) “Cash-Out Major Transaction” means a Major Transaction in which the consideration payable to holders of capital stock in connection with the Major Transaction (whether paid directly or in liquidation of the Company following such Major Transaction) consists solely of cash (whether or not subject to escrows, holdbacks or other contingencies).

(v) Intentionally Deleted.

(vi) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(vii) “Conversion Amount” means the sum of (A) the Principal to be converted, redeemed or otherwise exchanged with respect to which this determination is being made and (B) the amount of all accrued and unpaid Interest on the Principal to be converted, redeemed or otherwise exchanged with respect to which this determination is being made (the “Interest Amount”).

(viii) “Conversion Price” means, as of any Conversion Date or other date of determination, $17.11 per share of Common Stock, subject to adjustment as provided herein.

(ix) “Dollars” or “$” means United States Dollars.

(x) “Eligible Market” means the New York Stock Exchange, Inc., the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, or the NASDAQ Global Select Market (or, in each case, any successor thereto).

(xi) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xii) “Fair Market Value” means the fair market value as mutually determined by the Company and Required Note Holders, subject to the dispute resolution provisions set forth in Section 2(c)(iii) below.

(xiii) “Initial Holder” means [______].

(xiv) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xv) Intentionally Deleted.

(xvi) Intentionally Deleted.

(xvii) “Issuance Date” means December 18, 2019, regardless of any exchange or replacement hereof.

(xviii) “Major Transaction” means any of the following events:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of shares of voting stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of voting stock of the Company or (b) no longer have the ability to elect a majority of the board of directors of the Company, or (2) as a result of which Shares or shares of the Company’s voting stock shall be changed into (or the holders of Shares or shares of the Company’s voting stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity, other than such an event undertaken to adopt a holding company structure without otherwise changing the relative holdings of capital stock (any event following which or resulting in the conditions described in the foregoing clauses (1) or (2), collectively, a “Change of Control Transaction”);

(B) the sale or transfer in one transaction or a series of related transactions of (i) all or substantially all of the assets of the Company to any Person or (ii) assets of the Company for a purchase price equal to more than 50% of the Applicable Value;

(C) a third-party purchase, tender or exchange offer made to the holders of outstanding Conversion Shares or shares of any class(es) or series capital stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(E) at any time after March 31, 2021 the shares of Common Stock are not listed on an Eligible Market;

(F) the shares of Common Stock cease to be registered under Section 12 of the Exchange Act; or

(G) an “Event of Liquidation” under the Company’s certificate of incorporation, as in effect on June 2, 2014.

provided, however, that a Major Transaction or Change of Control shall not be deemed to have occurred solely as a result of the transfer of ownership of any shares of capital stock of the Company without the consent or agreement of the Company; provided that such proviso shall not apply to an event specified in subsection (G) of the definition of Major Transaction.

(xix) Intentionally Deleted.

(xx) “Note” means this Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as may be amended, restated or supplemented from time to time).

(xxi) “Notes” means this Note, the other December 2019 Notes and the Senior Secured Convertible Notes issued pursuant to Section 2.2(a) of the Facility Agreement (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as may be amended, restated or supplemented from time to time).

(xxii) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest enterprise value as of the date of consummation of a Major Transaction.

(xxiii) Intentionally Deleted.

(xxiv) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxv) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xxvi) “Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.

(xxvii) Intentionally Deleted.

(xxviii) Intentionally Deleted.

(xxix) “Required Note Holders” means, as of any date of determination, holders of at least 50% of the aggregate outstanding principal amount of the Notes.

(xxx) “Securities Act” means the Securities Act of 1933, as amended.

(xxxi) Intentionally Deleted.

(xxxii) Intentionally Deleted.

(xxxiii) “Shares” means shares of Common Stock.

(xxxiv) “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the date the applicable Conversion Notice (as defined below) is received or deemed received by the Company.

(xxxv) “Successor Entity” means any Person purchasing the Company’s assets sold in a Major Transaction or a majority of the Company’s capital stock in a Major Transaction, or any successor entity resulting from such Major Transaction, or if the Note is to be convertible for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(xxxvi) “Trading Day” means any day on which trading occurs on the principal securities exchanges or other securities markets in the United States.

2. Conversion Rights. This Note may be converted into shares of Common Stock on the terms and conditions set forth in this Section 2.

(a) Conversion at Option of the Holder. At any time, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount thereon) or any Interest accrued hereunder into fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to this Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the offices of the Company, 1180 Celebration Blvd., Suite 103, Celebration, FL 34747 (Attention: Chief Financial Officer, Fax: (321) 250-3698, Email: lclifton@kempharm.com), or such other address, facsimile number or email address as the Company may designate in writing, and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii) Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall as soon as practicable send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), if applicable, which confirmation shall constitute an instruction to any such Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Trading Day (or, if earlier, the last day of the Standard Settlement Period) following the date of receipt or deemed receipt by the Company of such Conversion Notice (the “Share Delivery Date”), issue and deliver to the address as specified in the Conversion Notice or otherwise specified by the Holder, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is submitted for conversion, as may be required by Section 2(c)(vi), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the Major Transaction Note Early Termination Price (including any determination as to Fair Market Value) or the arithmetic calculation of the Conversion Rate, the Company shall issue, or instruct the Transfer Agent to issue, as applicable, to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price, Major Transaction Note Early Termination Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile or email (A) the disputed determination of the Conversion Price or Major Transaction Note Early Termination Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall use commercially reasonable best efforts to direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares as of immediately following the delivery of the Conversion Notice applicable to such conversion, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute and the fees and expenses of such investment bank or accountant shall be paid by the Company.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages. If, on or before the Share Delivery Date, the Company shall fail to issue and deliver a certificate to the Holder for the number of Conversion Shares (free of any restrictive legend, subject to the terms of Section 2(e) hereof) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to (x) in the case of a failure to deliver a certificate for the Conversion Shares, one percent (1%) of the Conversion Amount or (y) in the case of a failure to deliver a new Note, one percent (1%) of the outstanding balance of the new Note. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such damages payments described herein, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described in this Section 2(c)(v)(A) divided by (Y) the lower of (i) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice and (ii) the Fair Market Value Price per Conversion Share on the date of the Conversion Notice.

(B) Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”) delivered prior to the receipt of such Conversion Shares, may void such applicable conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such notice; provided, that the voiding of such conversion shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A), 2(c)(v)(C) or otherwise.

(C) Event of Default. A Conversion Failure shall constitute an Event of Default under the Facility Agreement and entitle the Lenders to all payments and remedies provided under the Facility Agreement upon the occurrence of an Event of Default.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d) Taxes. The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note.

(e) Legends; Delivery of Electronic Shares.

(i) Unless the Holder is an Affiliate of the Company as of the Issuance Date, neither this Note nor any note issued in substitution or replacement of this Note (or portion thereof) shall contain or be subject to, any legend, stop transfer instruction or similar notation, in each case, restricting the transfer hereof or thereof. Provided the Holder to which Conversion Shares are to be issued represents that it is not as of the applicable Conversion Date, and for a period of three (3) months prior to the applicable Conversion Date has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Company, upon each conversion of this Note (in whole or in part) the Conversion Shares shall be issued and delivered without (and without being subject to) any legend, stop transfer instruction or similar notation, in each case, restricting the transfer hereof or thereof. For the avoidance of doubt, by delivering a Conversion Notice, the Holder shall be deemed to have made the representations contemplated by the immediately preceding sentence as of the applicable Conversion Date, unless the applicable Holder otherwise indicates in such Conversion Notice. The Company shall use best efforts to cause its counsel to issue a legal opinion to the Transfer Agent, if required by the Transfer Agent to issue certificates evidencing the Conversion Shares without restrictive legends (and without being subject to any stop transfer instruction or similar notation) in accordance with this Agreement.

(ii) Holder agrees that the issuance of Conversion Shares without any restrictive legends is predicated upon the Company’s reliance that the Holder will sell such Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(iii) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, or representing Conversion Shares, upon written request of Holder, the Company shall cause its Transfer Agent to electronically transmit the Conversion Shares issuable upon conversion of this Note to the Holder by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(f) Adjustments to Conversion Price.

(i) Adjustment of Conversion Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(A) If at any time after the Issuance Date for so long as this Note is outstanding, the Company (x) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding such issue or sale (“Fair Market Price”), or (II) the Conversion Price, then in each such case the Conversion Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of (i) Common Stock or Convertible Securities (A) pursuant to any Convertible Securities or Options outstanding on the Issuance Date in accordance with the terms of such Convertible Securities in effect on the Issuance Date provided that such securities have not been amended since the date hereof to directly or indirectly effectively reduce the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, (B) to a Lender in connection with the conversion or exchange of any Notes (as defined in the Facility Agreement) or the conversion or exchange of any Convertible Security or Options issued to a Lender pursuant to any such conversion or exchange of Notes, or (ii) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan (defined below).

Notwithstanding anything herein to the contrary, nothing in this Section 2(f)(i)(A) shall result in the Conversion Price of this Note, or any other Note, equaling a price per share less than $0.38 (subject to adjustment as provided herein (the “Floor Price”)).

Notwithstanding anything to the contrary contained in the immediately preceding paragraph, if the Company issues or sells any Common Stock, Convertible Securities, warrants, or Options in a firm commitment underwritten public offering (an “Underwritten Public Offering”), then for purposes of determining any adjustment to the Conversion Price under this Section 2(f)(i)(A) in respect of such Underwritten Public Offering the Fair Market Price shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the date of execution of the underwriting agreement (the “Offering Effective Date”) between the Company and the underwriters in such offering, provided, that (x) if the Offering Effective Date is not a Trading Day, then the Fair Market Price shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding the Offering Effective Date and (y) if the underwriting agreement in such offering is executed prior to closing of trading on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on a given date, then the Fair Market Price shall be the closing sale price per share of the Common Stock on such principal securities exchange, trading market or quotation system on the Trading Day immediately preceding such date.

Notwithstanding anything to the contrary contained herein, this Section 2(f)(i)(A) shall not apply to any issuance or sale of Common Stock by the Company if such issuance or sale is made in an “at the market offering” (as defined in Rule 415 under the Securities Act) at a Per Share Selling Price equal to or greater than the then applicable Conversion Price, provided that, if the Company makes any such sale of Common Stock at a Per Share Selling Price less than the then applicable Conversion Price then (x) this Section 2(f)(i)(A) shall apply, but (y), for purposes of calculating any adjustment of the Conversion Price hereunder, the Fair Market Price for such sale shall be the price per share at which shares of Common Stock are sold in such “at the market offering.”

Notwithstanding anything to the contrary contained herein, this Section 2(f)(i)(A) shall not apply to any issuance or sale of Common Stock, Convertible Securities or Options by the Company if such issuance or sale is made pursuant to the terms of (x) that certain Purchase Agreement, dated February 28, 2019, by and between the Company and Lincoln Park Capital Fund, LLC, (y) that certain Common Stock Sales Agreement, dated as of September 4, 2018, by and between the Company and RBC Capital Markets, LLC, or (z) that certain September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of September 3, 2019, by and among the Company, Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (as amended as of the Issuance Date).

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Conversion Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.

For purposes of this Section 2(f), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

(B) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(C) Certain Definitions. For purposes of this Section 2(f), the following terms have the respective meanings set forth below:

(I) “Approved Stock Plan” means any employee benefit plan which has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, consultant, advisor, officer or director (or any individual who has accepted an offer of employment) for services provided to the Company, and in all cases, providing for a Conversion Price that is at or above the fair market value (as defined in such Approved Stock Plan).

(II) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

(III) “Exempt Issuances” shall mean: the issuance of (a) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan, up to a maximum amount of Common Stock not to exceed in any one calendar year 5% of the total number of outstanding shares of the Company (as of the beginning of such calendar year), (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Common Stock issued hereunder, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to directly or indirectly increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (and including any issuances of securities pursuant to the anti-dilution provisions of any such securities), and (d) the issuance of Common Stock, Options, Convertible Securities, stock appreciation rights, phantom stock rights or other rights with equity features (collectively, “Management Incentives”) issued or granted to employees, officers, directors, consultants and advisors (and individuals who have accepted an offer of employment), which Management Incentives have been approved by the Required Note Holders.

(IV) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(V) “Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price, provided that, for the avoidance of doubt, if a fee is paid to a placement agent, sales agent or party operating in a similar capacity for sales made in an “at the market offering” (as defined in Rule 415 under the Securities Act), such fee shall not be deducted from the selling price for purposes of determining the Per Share Selling Price hereunder. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(ii) Adjustment of Conversion Price and Floor Price upon Subdivision or Combination of Shares. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of Shares, each of the Conversion Price and Floor Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, each of the Conversion Price and Floor Price in effect immediately prior to such combination will be proportionately increased.

(iii) Adjustment of Conversion Price and Floor Price upon a Distribution of Assets. If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Shares, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”)), then, in each such case, the applicable Conversion Price and Floor Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such date, to a price determined by multiplying such applicable Conversion Price and Floor Price by a fraction of which (A) the numerator shall be the Fair Market Value of one Share immediately preceding such date minus the Fair Market Value of the Distribution applicable to one Share, and (B) the denominator shall be the Fair Market Value of one Share on the Trading Day immediately preceding such date.

(iv) Recapitalization or Reclassification. In the event of any reclassification, recapitalization, reorganization, or change affecting the Shares, or any automatic or mandatory conversion of all of the outstanding shares of the class or series of capital stock for which this Note is then convertible, this Note shall become convertible for the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change or conversion by a holder of the same number of Conversion Shares as were purchasable by the Holder pursuant to conversion hereof immediately prior to such reclassification, reorganization, change or conversion. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion hereof, and appropriate adjustments shall be made to the Conversion Price payable hereunder and the applicable Floor Price, provided the aggregate Conversion Price shall remain the same.

(v) Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by this Section 2(f), as the Company’s Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock, made after the Issuance Date by the Company to its stockholders shall not be taxable.

(vi) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price and the Floor Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price or the Floor Price as otherwise determined pursuant to this Section 2(f).

(vii) Notices. Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock or the Shares, (II) with respect to any pro rata subscription offer to holders of Common Stock or Shares or (III) for determining rights to vote with respect to any Major Transaction, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company will also give written notice to the Holder with respect to any Major Transaction as provided under Section 3(b) below.

(g) Intentionally Deleted.

(h) Intentionally Deleted.

(i) Limitations on Conversion. Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Conversion Shares upon conversion of this Note to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed [4.985%/19.985%] of the total number of the shares of Common Stock then issued and outstanding (the “[4.985% Cap/19.985% Cap]”); provided that the [4.985%/19.985%] Cap shall not apply to the extent that shares of Common Stock are not deemed to constitute “equity securities” pursuant to Rule 13d-1(i) under the Exchange Act and, provided further, that the [4.985%/19.985%] Cap shall not apply to an exercise effected following receipt of a Major Transaction Notice (as defined below) in respect of a Major Transaction described in clause (A) of the definition of Major Transaction above in which the Company will not be the surviving entity, until consummation or abandonment of such Major Transaction. For the avoidance of doubt, a conversion hereunder (whether at the election of the Holder or the Company) shall be null and void to the extent the issuance of shares upon such conversion would violate this subsection (i).

3. Rights Upon Major Transaction. Notwithstanding anything contained herein or in the Facility Agreement to the contrary, in the event that a Major Transaction occurs, then the Holder, at its option, may require the Company to redeem all or any portion of the Principal (and the Interest Amount thereon) outstanding on the Holder’s Notes for cash in accordance with Section 3(b) below. In the event the Holder shall not have exercised any of its rights under the immediately preceding sentence within the applicable time periods set forth herein, then the Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 3(a) below unless the Holder waives its rights under this Section 3 with respect to such Major Transaction. For the avoidance of doubt, the Holder may waive the above provisions of this Section 3 with respect to any Major Transaction and, without limitation, may elect to convert this Note in accordance with the other terms hereof prior to any Major Transaction.

(a) Assumption. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption pursuant to this Section 3, unless any Successor Entity assumes in writing all of the obligations of the Company under this Note and provides (a) registration rights that are comparable to those provided to the initial Holder under the Investor Rights Agreement, if the Successor Entity is not a Publicly Traded Successor Entity, or (b) resale registration rights reasonably acceptable to the Holder, if the Successor Entity is a Publicly Traded Successor Entity, in accordance with the provisions of this Section 3(a) pursuant to written agreements and instruments in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Major Transaction (not to be unreasonably withheld or delayed), including a security of the Successor Entity evidenced by a written instrument (a “Replacement Note”) substantially similar in form and substance to this Note, including, without limitation, representing the appropriate number of shares of the Successor Entity, having similar conversion rights as this Note (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions based on the price per share or conversion ratio, and taking into account any cash consideration, to be received by the holders of Conversion Shares in the Major Transaction) and providing for conversion into the shares of the Successor Entity into or for which shares of the same class and series as the Shares are to be converted or exchanged (“Successor Conversion Shares”). Upon the occurrence of any Major Transaction, but only if a Replacement Note has not been delivered to the Holder in connection therewith, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, but only if a Replacement Note has not been delivered to the Holder in connection therewith, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Major Transaction, in lieu of the Conversion Shares (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Major Transaction, such Successor Conversion Shares in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the conversion of this Note, including any applicable beneficial ownership limitations. Any assumption of Company obligations under this paragraph shall be referred to herein as an “Assumption.”

(b) Notice; Major Transaction Early Termination Right. At least fifteen (15) days prior to the consummation of any Major Transaction, but, in any event, within five (5) Business Days following the first to occur of (y) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, and (z) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), the Holder may require the Company to redeem (an “Early Termination Upon Major Transaction”) all or any portion of the outstanding portion of this Note (without regard to any ownership limitations) by delivering written notice thereof (“Major

Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion (the “Early Termination Portion”) of this Note that the Holder is electing to have so redeemed. The Early Termination Portion shall be redeemed by the Company at a price (the “Major Transaction Note Early Termination Price”) payable in cash equal to the greater of (1) the Principal amount of the Early Termination Portion and the Interest Amount thereon (additionally including, for this purpose, any interest that would have accrued on such Principal amount from the date of the Major Transaction until the then applicable maturity date of the Note were such Principal amount on the Note outstanding throughout such period), and (2) the amount of cash payable or distributable per Conversion Share plus the Fair Market Value of any property (other than cash) payable or distributable per Conversion Share (or the shares of Common Stock into which such Conversion Shares are then convertible, if greater), in each case, pursuant to the terms of the Company’s certificate of incorporation, as it may be amended from time to time, in connection with such Major Transaction.

(c) Payment of Major Transaction Note Early Termination Price. Following the receipt of a Major Transaction Early Termination Notice from the Holder, the Company shall not effect a Major Transaction that is being treated as an early termination unless it obtains the written agreement of any Successor Entity that payment of the Major Transaction Note Early Termination Price shall be made to the Holder prior to or concurrently with consummation of such Major Transaction (subject to any holdbacks or escrows applicable to such payment pursuant to the applicable acquisition agreement and subject to standard non-material conditions on such payment imposed by such Successor Entity, such as surrender of this Note and delivery of a letter of transmittal and an applicable IRS Form W-9 or applicable W-8, if applicable), and such payment shall be a condition precedent or concurrent to consummation of such Major Transaction.

(d) Injunction. Following the receipt of a Major Transaction Early Termination Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without the Major Transaction Note Early Termination Price being paid to the Holder prior to or concurrently with the consummation of such Major Transaction in accordance with Section 3(c) above, or obtaining any written agreement of the Successor Entity required by Section 3(c) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Note Early Termination Price is paid to the Holder, in full.

Any payment determined pursuant to clause (1) of Section 3(b) in connection with an early termination shall have priority to payments to holders of capital stock in connection with a Major Transaction and to the extent an early termination required by this Section 3 is deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3, until the Major Transaction Note Early Termination Price is paid in full (excluding any amount subject to escrows or holdbacks and any other contingent consideration that has not accrued), this Note may be converted, in whole or in part, by the Holder into Shares, or in the event the Conversion Date is after the consummation of a Major Transaction, Successor Conversion Shares pursuant to this Section 3.

The parties hereto agree that in the event of the early termination of any portion of the Note under this Section 3, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

4. Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Required Note Holders. Any amendment so approved shall bind all holders of the Notes, provided that such amendment applies to all of the Notes on substantially the same basis.

5. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that, except as may be set forth in the Facility Agreement, there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

6. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of this Note pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

7. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 4.1 of the Facility Agreement.

9. Restrictions on Transfer.

(a) Intentionally Deleted.

(b) Assignment. Subject to Section 6.5 of the Facility Agreement, the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose (collectively, “Transfer”) of this Note, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be Transferred and the respective principal amount of this Note to be Transferred to each assignee. The Company shall effect the Transfer within three (3) Business Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder.

10. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

11. Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

12. Registered Note. This Note may be transferred only upon notation of such transfer on the Register, and no assignment thereof shall be effective until recorded therein.

13. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

14. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

15. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

16. Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

IN WITNESS WHEREOF, the Company has caused this Senior Secured Convertible Note to be duly executed as of the date first set forth above.

COMPANY:

KEMPHARM, INC.

By:

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of KEMPHARM, INC., a Delaware corporation (the “Company”), in the original principal amount of $[______]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Interest, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of [ ] to be issued:

Please issue the [                         ] into which the Note is being converted in the following name and to the following address:

☐ Deposit/Withdrawal at Custodian (“DWAC”) system; or

☐ Physical Certificate

Issue to:

Facsimile Number:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

Authorization:
By:
Title:

Dated:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [______], 2019 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

KEMPHARM, INC.

By:
Name:
Title:

Exhibit B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $__________ from KEMPHARM, INC., a [___________] corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Schedule of Noteholders

Noteholder	Principal Amount of Notes
Deerfield Private Design Fund III, L.P.	$52,567,366.96
Deerfield Special Situations Fund, L.P.	$10,513,675.50
Delaware Street Capital Master Fund, L.P.	$8,336,968.75

Total:	$71,418,011.21